Exhibit 10.2

AMERICAN EDUCATION CENTER, INC.

SUBSCRIPTION AGREEMENT

American Education Center, Inc.

630 FIFTH AVE, STE 2338

NEW YORK, NY, 10111

Attn: Christian Rockefeller, President, Sole Director, Chief Executive Officer, Interim Chief Financial Officer

Ladies and Gentlemen:

The undersigned subscriber, China Cultural Finance Holdings Company Limited, (the “Subscriber”) desires to purchase 133,333,334 shares of Common Stock, par value $0.001 per share (the “Common Stock”), at a price of $0.0075 per share, of American Education Center, Inc., a Nevada corporation (the “Company”) in consideration for (i) an aggregate price of $1,000,000 (the “Subscription Price”) and (ii) assignment, conveyance and transfer of all Assets (as defined below) to the Company.

In connection with this offer to purchase, the Subscriber represents and acknowledges as follows:

Section 1. Access to Information.

The Company has provided to the Subscriber an opportunity to ask questions and receive answers concerning the proposed business of the Company and the Common Stock, and has provided to the Subscriber an opportunity to obtain any and all additional information necessary to verify the accuracy of the information which has been furnished. The Subscriber is satisfied with the Company’s responses to any questions or concerns raised by the Subscriber. The Subscriber hereby acknowledges receipt of all information and materials that the Subscriber deems necessary to evaluate an investment in the Company and the purchase of Common Stock and hereby acknowledges that the Subscriber has fully reviewed and fully understands all such information and materials so requested.

Section 2. Subscriber’s Acknowledgments.

The Company has disclosed to the Subscriber and the Subscriber understands that:

(a) AN INVESTMENT IN THE COMPANY INVOLVES CONSIDERABLE RISKS NOT ASSOCIATED WITH OTHER INVESTMENTS, INCLUDING WITHOUT LIMITATION, THAT THE COMPANY IS AN EARLY-STAGE COMPANY, THE COMPANY WILL NEED ADDITIONAL FINANCING TO OPERATE IN THE SHORT AND LONG TERM, THE COMPANY IS DEPENDENT ON MANAGEMENT AND OTHER KEY PERSONNEL, THERE IS SIGNIFICANT COMPETITION FOR THE COMPANY’S PRODUCTS AND SERVICES, THE COMPANY HAS LIMITED MARKETING CAPABILITIES AND RESOURCES, THE COMPANY WILL DEPEND ON INTELLECTUAL PROPERTY TO COMPETE EFFECTIVELY AND THE COMPANY IS DEPENDENT ON NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL ADVANCES.

[Signature Page to Subscription Agreement for Richard Walker]

(b) The Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act of 1933”), or state securities laws and, therefore, the Common Stock cannot be resold or transferred unless they are subsequently registered under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws or exemptions from such registration are available.

(c) A legend summarizing the restrictions on the transfer of the Common Stock will be placed on the Common Stock to be purchased by the Subscriber.

(d) The Common Stock has not been registered under the Securities Act of 1933 in reliance upon an exemption under the provisions of the Securities Act of 1933 which depends, in part, upon the investment intention of the purchaser. In this connection, the Subscriber understands that it is the position of the Securities and Exchange Commission (the “SEC”) that the statutory basis for such exemption would not be present if the representation of the purchaser merely meant that its present intention was to hold such Common Stock for a short period, such as the capital gains period of the Internal Revenue Code, for a deferred sale, for a market rise, or for a sale if the market does not rise (assuming that a market develops) for a year, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with this investment representation, and the SEC might regard such a sale or disposition as a deferred sale to which the exemption is not available.

(e) No federal or state agency has made any finding or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Common Stock.

(f) This Subscription Agreement is not revocable by the Subscriber and the Subscriber is submitting this Subscription Agreement intending to be legally bound thereby.

(g) The Subscriber acknowledges that he is not entitled to any pre-emptive rights with respect to any shares of the capital stock of the Company, any options, warrants or other rights to subscribe for any shares of capital stock of the Company or any security convertible into or exchangeable for any shares of capital stock of the Company, and that his or her investment in the Common Stock could be subject to significant dilution.

Section 3. Subscriber Representations.

The Subscriber represents and warrants as follows:

(a) The Subscriber has full power and authority to enter into, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement is the valid and binding obligation of the Subscriber, enforceable against him or her in accordance with its terms. The Subscriber has the capacity to execute and deliver this Subscription Agreement and to perform his or her obligations hereunder.

(b) The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any agreement or contract to which the Subscriber is a party or by which he or she is bound or any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Subscriber or any order, judgment or decree applicable to the Subscriber.

(c) The Subscriber is acquiring the Common Stock for his or her own account for investment only and not for or with a view to resale or distribution. The Subscriber has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Common Stock which he or she is subscribing to purchase and the Subscriber has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

(d) The Subscriber can bear the economic risk of losing his or her entire investment in the Common Stock. The Subscriber is prepared to bear the economic risk of this investment for an indefinite time.

(e) The overall commitment of the Subscriber to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Common Stock will not cause such overall commitment to become excessive. The Subscriber’s need for diversification in the Subscriber’s investment portfolio will not be impaired by an investment in the Company.

(f) The Subscriber has adequate means of satisfying the Subscriber’s short term needs for cash and has no present need for liquidity which would require the Subscriber to sell the Common Stock.

(g) The Subscriber has substantial experience in making investment decisions of this type and the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company without the assistance of a purchaser representative.

(h) The principal residence of the Subscriber is in the location indicated in the address beneath his or her signature at the end of this Subscription Agreement. Unless otherwise indicated, all communications, contacts and discussions relating to the offering of Common Stock occurred in the location in which the Subscriber maintains his or her residence.

(i) The Subscriber is an “accredited investor” within the meaning of Section 501(a) of Regulation D, as adopted pursuant to the Securities Act of 1933.

Section 4. Reliance on Representations.

The Subscriber acknowledges and understands that the Company and its directors, officers, employees, agents and representatives are relying upon the information, representations and agreements contained in this Subscription Agreement and upon any other information which has been furnished by the Subscriber in determining that the Subscriber is a suitable investor and that this investment is duly authorized and in deciding to accept the Subscriber’s subscription for the Common Stock.

Section 5. Agreements of the Subscriber.

The Subscriber hereby agrees as follows:

(a) This offer may be accepted or rejected, in whole or in part, in the sole discretion of the Company.

(b) Any Common Stock acquired pursuant to this offer will not be sold or otherwise transferred: (i) without the prior written consent of the Company, which consent shall be conditioned on receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such proposed transfer is being made pursuant to the registration requirements of the Securities Act or pursuant to an exemption therefrom and complies in all respects with any applicable state securities or “Blue Sky” laws, or (ii) without registration under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws.

(c) In the event the subscription is not accepted, any money tendered will be refunded in full without interest and without deduction within a reasonable period of time.

(d) In the event the subscription is accepted:

(1) “Assets” means all of assets, properties and rights with respect to the business of the Company, whether personal or real, tangible or intangible, contractual or legal (without regard to the form of recordation or state of completion), including, without limitation, copyrights, patents, service marks, trademarks, trade names, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), websites, domain names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, trade secrets, franchises, know-how, inventions, designs, specifications, plans (including marketing plans, financing plans, design plans and commercialization plans), drawings, marketing studies, creative materials and intellectual property rights and all such other rights held by the Subscriber in relation to the Company and its business.

(2) The Subscriber irrevocably conveys, transfers and assigns to the Company of all of the right, title and interest of the Subscriber in and to (i) the Assets; (ii) the right to print, publish and distribute in connection therewith, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto and (v) all other rights of any kind whatsoever of the Subscriber accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

(3) The Subscriber irrevocably and forever releases and discharges the Company and its officers, directors, and employees from any and all Claims (as herein defined) pertaining to the Assets. “Claims” means any and all claims, debts, dues, demands, actions, rights, suits, judgments, and causes of action of whatever nature or character, charges, accounts, covenants, controversies, contracts, agreements and promises of any kind, whether known, reasonably should have been known, or unknown, suspected or unsuspected, accrued or unaccrued, matured or unmatured, absolute or contingent, determined or speculative, both in law and in equity, in each case which relate to or arise from, directly or indirectly, the Assets that existed at any time prior to or as of the date of this agreement.

Section 6. Indemnification.

The Subscriber agrees to indemnify and hold harmless the Company and each director, officer, employee, agent or representative thereof from and against any and all loss, damage or liability and all related costs and expenses (including, but not limited to, reasonable attorney’s fees and costs of investigation) due to or arising out of a breach of any covenant, representation or warranty made by the Subscriber in this Subscription Agreement.

The Company agrees to indemnify and hold harmless the Subscriber from and against any and all loss, damage or liability and all related costs and expenses due to or arising out of a breach of any covenant, representation or warranty made by it in this Subscription Agreement.

Section 7. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid or by facsimile transmission to the Subscriber at the address or facsimile number set forth below and to the Company at the following address or facsimile number:

American Education Center, Inc.

630 FIFTH AVE, STE 2338

NEW YORK, NY, 10111

Attn: Christian Rockefeller, President, Sole Director, Chief Executive Officer, Interim Chief Financial Officer

(b) Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law principles thereof.

(c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d) Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word “person” shall include an individual, corporation, partnership, trust, estate or other entity.

Section 8. Subscription.

The Subscriber shall pay the Subscription Price by (i) delivery of a check of the Subscriber in the amount of the Subscription Price payable to the Company or (ii) wire transfer of immediately available funds to the account of the Company.

THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF THE COMMON STOCK NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING MATERIALS OF THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBSCRIBER SHOULD CONSULT HIS OR HER OWN LEGAL COUNSEL, ACCOUNTANT AND BUSINESS AND FINANCIAL ADVISERS AS TO ALL LEGAL, TAX AND RELATED MATTERS CONCERNING ANY INVESTMENT IN THE COMPANY.

[Signature Page Follows]

NAME AND ADDRESS OF SUBSCRIBER: (please print):

Name: China Cultural Finance Holdings Company Limited

Address: Unit 2508 - 09, 25/F., Shun Tak Tower West Tower, 168 - 200 Connaught Road Central, Hong Kong

Signature:	/s/ Fong Kai Shing
By:	Fong Kai Shing, CEO

Company Acceptance:

Accepted on September 8, 2022

AMERICAN EDUCATION CENTER, INC.

By:	/s/ Christian Rockefeller
Name:	Christian Rockefeller
Title:	President, Sole Director, Chief Executive Officer, Interim Chief Financial Officer